Exhibit 99.5

CITIZENS COMMUNICATIONS COMPANY AND SUBSIDIARIES
Valuation and Qualifying Accounts
($ in thousands)

		Additions
Accounts	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts - Revenue	Deductions	Balance at End of Period

Allowance for doubtful accounts
2003	27,824	19,871	9,133	20,912	35,916
2004	35,916	17,657	2,215	20,708	35,080
2005	35,080	12,797	1,080	17,572	31,385

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Citizens Communications Company:

Under date of March 1, 2006, except for Note 2(h) and Note 8(a), which are as of November 3, 2006, we reported separately on the consolidated balance sheets of Citizens Communications Company and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity, comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2005. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. The financial statement schedule is the responsibility of Citizens Communications Company and subsidiaries’ management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

Our report refers to the adoption of Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations” as of January 1, 2003.

                                        /s/ KPMG LLP

Stamford, Connecticut
November 3, 2006